Exhibit 99.1

Cognition Therapeutics Reports Financial Results for the Second Quarter 2025
and Highlights Progress Across Clinical Programs

- Discussed plans to support a pivotal Alzheimer’s disease program with FDA at end-of-phase 2 meeting -

- Initiated expanded access program (EAP) for people with dementia with Lewy bodies (DLB) -

- Surpassed 50% enrollment in Phase 2 ‘START’ study of zervimesine in early Alzheimer’s disease -

Purchase, NY – August 7, 2025 – Cognition Therapeutics, Inc. (the “Company” or “Cognition”) (NASDAQ: CGTX), a clinical-stage company developing drugs that treat neurodegenerative disorders, today reported financial results for the second quarter ended June 30, 2025, and provided a business update.

“The second quarter of 2025 has been very productive, with milestones from each of our clinical programs,” stated Lisa Ricciardi, Cognition’s president and CEO. “These accomplishments highlight the potential for zervimesine to slow the progression of age-related degenerative diseases such as Alzheimer’s disease, dementia with Lewy bodies (DLB) and dry age-related macular degeneration (dry AMD). The clinical findings from each program have been supplemented by the publication of proteomic analyses and in vitro studies that support the mechanism of action of zervimesine in these patient populations.”

Business and Corporate Highlights

•	Conducted productive EOP2 meeting with FDA to review results from the Phase 2 ‘SHINE’ study of zervimesine (CT1812) in Alzheimer’s disease;
•	Surpassed 50% enrollment in the Phase 2 study of zervimesine in early Alzheimer’s disease, which is being conducting in partnership with colleagues at the Alzheimer’s Clinical Trials Consortium (ACTC);
•	Reported positive topline results from Phase 2 dry AMD study showing 28.6% reduction of geographic atrophy (GA) lesion growth at 18 months with once-daily oral zervimesine treatment compared to placebo;
•	Received philanthropic donation to support EAP for former Phase 2 ‘SHIMMER’ participants and other patients with DLB; onboarded three clinical sites;
•	Presented results from Phase 2 ‘SHIMMER’ study of zervimesine in DLB at the Alzheimer’s Association International Congress (AAIC) on July 29th in Toronto, Canada;
•	Applied to FDA for breakthrough designation for zervimesine in DLB;
•	Submitted comprehensive manuscript describing proposed mechanism of action of zervimesine in the treatment of dry AMD / GA to peer-reviewed journal;
•	Published proteomics analysis from the Phase 2 ‘SEQUEL’ COG0202 study showing the impact of zervimesine on key cellular functions in Alzheimer’s disease.

“Later this month we anticipate receiving the FDA’s minutes from our end-of-Phase 2 meeting regarding registrational plans for zervimesine in Alzheimer’s disease. We expect these will confirm our understanding of the Agency's expectations for a clinical program in Alzheimer’s disease,” added Ms. Ricciardi. “In addition, we expect FDA will have a decision on breakthrough designation for zervimesine in DLB in the third quarter 2025. We expect these milestones will be valuable to potential partners as we continue to evaluate our options to support development of zervimesine.”

Cognition Therapeutics, Inc.

www.cogrx.com

Second Quarter 2025 Financial Results

Cash, cash equivalents, and restricted cash equivalents as of June 30, 2025 were approximately $11.6 million and total obligated grant funds remaining from the National Institute of Aging, a division of the National Institute of Health were $41.9 million. The Company estimates that it has sufficient cash to fund operations and capital expenditures into the second quarter of 2026.

Research and development expenses were $11.5 million for the quarter ended June 30, 2025, compared to $11.6 million for the comparable period in 2024. The change in research and development expenses was primarily driven by a decrease in professional fees.

General and administrative expenses were $2.5 million for the quarter ended June 30, 2025, compared to $3.1 million for the comparable period in 2024. The change in general and administrative expenses was driven primarily by reduced stock-based compensation expenses.

The Company reported a net loss of $6.7 million, or $(0.11) per basic and diluted share for the quarter ended June 30, 2025, compared to a net loss of $7.0 million, or $(0.18) per basic and diluted share for the same period in 2024.

About Cognition Therapeutics, Inc.

Cognition Therapeutics, Inc., is a clinical-stage biopharmaceutical company discovering and developing innovative, small molecule therapeutics targeting age-related degenerative disorders of the central nervous system. We recently completed Phase 2 studies of our lead candidate, zervimesine (CT1812) in dementia with Lewy bodies (DLB), mild-to-moderate Alzheimer’s disease and geographic atrophy secondary to dry AMD. The Phase 2 START study (NCT05531656) in early Alzheimer’s disease is ongoing with $81 million in grant support from the National Institute of Aging (NIA) at the National Institutes of Health. We believe zervimesine can regulate pathways that are impaired in these diseases though its interaction with the sigma-2 receptor, a mechanism that is functionally distinct from other approaches for the treatment of degenerative diseases. More about Cognition Therapeutics and our pipeline can be found at https://cogrx.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. All statements contained in this press release or made during the conference call, other than statements of historical facts or statements that relate to present facts or current conditions, including but not limited to, statements related to our cash runway, our clinical studies of zervimesine (CT1812), and any analysis of the results therefrom; any expected or implied benefits or results of zervimesine, including that initial clinical results observed with respect to zervimesine will be replicated in later trials and our clinical development plans, and our plans for regulatory approval, including our expectations regarding the results and timing of the end-of-Phase 2 meeting for Alzheimer’s disease and the FDA’s review of breakthrough designation for zervimesine in DLB, are forward-looking statements. These statements, including statements relating to the timing and expected results of our clinical trials involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “should,” “expect,” “plan,” “aim,” “seek,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “forecast,” “potential” or “continue” or the negative of these terms or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition, and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, some of which cannot be predicted or quantified and some of which are beyond our control. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: competition; our ability to secure new (and retain existing) grant funding; our ability to grow and manage growth, maintain relationships with suppliers and retain our management and key employees; our ability to successfully advance our current and future product candidates through development activities, preclinical studies and clinical trials and costs related thereto; uncertainties inherent in the results of preliminary data, pre-clinical studies and earlier-stage clinical trials being predictive of the results of early or later-stage clinical trials; the timing, scope and likelihood of regulatory filings and approvals, including regulatory approval of our product candidates; changes in applicable laws or regulations; the possibility that we may be adversely affected by other economic, business or competitive factors, including ongoing economic uncertainty; our estimates of expenses and profitability; the evolution of the markets in which we compete; our ability to implement our strategic initiatives and continue to innovate our existing products; our ability to defend our intellectual property; the impacts of global political changes and global economic conditions, supply chain and labor force; our ability to maintain the listing of our common stock on the Nasdaq Capital Market; and the risks and uncertainties described more fully in the “Risk Factors” section of our annual and quarterly reports filed with the Securities & Exchange Commission and are available at www.sec.gov. These risks are not exhaustive and we face both known and unknown risks. You should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in a dynamic industry and economy. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties that we may face. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Cognition Therapeutics, Inc.

www.cogrx.com

(in thousands, except share and per share data amounts)	Three Months Ended June 30,		Six Months Ended June 30,
Consolidated Statements of Operations Data:	2025	2024	2025	2024
Operating Expenses:
Research and development	$11,481	$11,577	$22,267	$22,130
General and administrative	2,497	3,101	5,486	6,650
Total operating expenses	13,978	14,678	27,753	28,780
Loss from operations	(13,978)	(14,678)	(27,753)	(28,780)
Other income (expense):
Grant income	7,106	7,311	12,192	12,223
Other income, net	141	333	355	577
Interest expense	(3)	(7)	(8)	(17)
Loss on currency translation from liquidation of subsidiary	—	—	—	(195)
Total other income, net	7,244	7,637	12,539	12,588
Net loss	$(6,734)	$(7,041)	$(15,214)	$(16,192)
Foreign currency translation adjustment, including reclassifications	—	—	—	195
Total comprehensive loss	$(6,734)	$(7,041)	$(15,214)	$(15,997)
Net loss per share:
Basic	$(0.11)	$(0.18)	$(0.24)	$(0.44)
Diluted	$(0.11)	$(0.18)	$(0.24)	$(0.44)
Weighted-average common shares outstanding:
Basic	63,690,945	40,062,954	62,169,748	36,899,112
Diluted	63,690,945	40,062,954	62,169,748	36,899,112

	As of
(in thousands)	June 30, 2025	December 31, 2024
Consolidated Balance Sheet Data:
Cash, cash equivalents, and restricted cash equivalents	$11,557	$25,009
Total assets	19,622	30,234
Total liabilities	12,593	11,484
Accumulated deficit	(190,374)	(175,160)
Total stockholders’ equity	7,029	18,750

Contact Information: Cognition Therapeutics, Inc. info@cogrx.com	Mike Moyer (investors) LifeSci Advisors mmoyer@lifesciadvisors.com

Cognition Therapeutics, Inc.

www.cogrx.com